EXHIBIT 12(B)





                                                    April 11, 1997





The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

                     Re:       Registration of Individual Deferred
                               Variable Annuity Contracts (Registration
                               Nos. 33-79124 and 811-8520)
                               ----------------------------------------------

Ladies and Gentlemen:


                      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 3 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Sincerely,

                                    SUTHERLAND, ASBILL & BRENNAN, L.L.P.


                                    By:/s/ Steven B. Boehm
                                       ----------------------------